SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      December 23, 2003

VISTA MEDICAL TECHNOLOGIES, INC.

(Exact name of registrant as specified in Charter)

Delaware	0-22743	95-3645543
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 Faraday Avenue, Carlsbad, California		92008
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (760) 603-9120

Item 5.           Other Events and Required FD Disclosure

Vista Medical Technologies, Inc. announced an agreement to sell its Visualization Technology business to Viking Systems, Inc., in a press release dated December 23, 2003, attached hereto as Exhibit 99.1.

Item 7.           Financial Statements and Exhibits

(c)           Exhibits

Exhibit 99.1	Press release issued by Vista Medical Technologies, Inc. on December 23, 2003, announcing an agreement to sell its Visualization Technology business to Viking Systems, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vista Medical Technologies, Inc.

Dated: December 23, 2003	By:	/s/ John Lyon
John Lyon
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Document
99.1	Press release issued by Vista Medical Technologies, Inc. on December 23, 2003, announcing an agreement to sell its Visualization Technology business to Viking Systems, Inc..